Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.2 to this Registration Statement on Form S-4 of Quartet Holdco Ltd. of our report dated April 18 2014 relating to the financial statements of Nordic Bulk Holding ApS, which appears in Amendment No.2 of this Registration Statement. We also consent to the reference to us under the heading “Experts” in this Amendment No.2 to this Registration Statement.

Copenhagen, Denmark
July 15, 2014

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31

Strandvejen 44, 2900 Hellerup

T: 3945 3945, F: 3945 3987, www.pwc.dk